UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015

Commission File Number: 000-53311

JayHawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

611 E. Sherman Ave., Coeur d’Alene, Idaho 83814

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On October 2, 2015 JayHawk Energy, Inc. (the “Company” or “JayHawk”) entered into an Assignment, Bill of Sale and Conveyance (the “Assignment”) with Vast Holdings, LLC (“Vast Holdings”) with an effective date of September 1, 2015. The Assignment is attached hereto as Exhibit 10.1. The Assignment sells and assigns to Vast Holdings, in consideration of ten dollars ($10.00), all of the Company’s right, title, interest and estate, real or personal, movable or immovable, tangible or intangible, in and to the assets held or owned by the Company in the State of North Dakota, including but not limited to: oil, gas and/or mineral leases, fee mineral interests, leasehold estates, mineral interests, royalty interests, overriding royalty interests, reversionary interests, net profits interests, and other similar rights, estates and interests and other agreements, the oil, gas, and other hydrocarbons produced from or attributable to the assets and all units, wells, equipment, contracts, and records.

Vast Holdings is a wholly owned subsidiary of Vast Exploration, LLC (“Vast Exploration”). Vast Exploration is a controlling shareholder of the Company, the contract operator of the Company’s oil and gas properties and an affiliate of Vast Petroleum Corp. – an entity that entered into a joint development agreement for the Company’s oil and gas operations in Kansas in May 2014. Vast Petroleum Corp. was not a party to the Assignment. Scott Mahoney, President, CEO, CFO and Chairman of the board of the Company, is the individual who possesses voting and dispositive authority on behalf of Vast Holdings and Vast Exploration. Mr. Mahoney, acting in his capacity of Chairman of the Board of the Company, recused himself from voting on the approval of the Assignment.

The foregoing summary of the Assignment’s terms is qualified in its entirety by the fully executed Assignment, Bill of Sale and Conveyance attached as Exhibit 10.1.

Item 2.01

Completion of Acquisition or Disposition of Assets

On October 2, 2015 the Company completed the disposition of a certain assets located in North Dakota. The assets conveyed included the Company’s right, title, interest and estate, real or personal, movable or immovable, tangible or intangible, in and to the assets held or owned by the Company in the State of North Dakota, including but not limited to: oil, gas and/or mineral leases, fee mineral interests, leasehold estates, mineral interests, royalty interests, overriding royalty interests, reversionary interests, net profits interests, and other similar rights, estates and interests and other agreements, the oil, gas, and other hydrocarbons produced from or attributable to the assets and all units, wells, equipment, contracts, and records. The assets were assigned to Vast Holdings through the Assignment, Bill of Sale and Conveyance attached as Exhibit 10.1. Vast Holdings is a wholly owned subsidiary of Vast Exploration. Vast Exploration is a controlling shareholder of the Company, the contract operator of the Company’s oil and gas properties and an affiliate of Vast Petroleum Corp. – an entity that entered into a joint development agreement for the Company’s oil and gas operations in Kansas in May 2014. Vast Petroleum Corp. was not a party to the Assignment. The Company received consideration in the amount of ten dollars ($10.00) for the Assignment. The Assignment was made in lieu of foreclosure of certain Company debt obligations and the Company determined ten dollars ($10.00) was appropriate monetary consideration. Scott Mahoney, President, CEO, CFO and Chairman of the board of the Company, is the individual who possesses voting and dispositive authority on behalf of Vast Holdings and Vast Exploration. Mr. Mahoney, acting in his capacity of Chairman of the Board of the Company, recused himself from voting on the approval of the Assignment.

The foregoing summary of the Assignment’s terms is qualified in its entirety by the fully executed Assignment, Bill of Sale and Conveyance attached as Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits.

Exhibits

10.1

Assignment, Bill of Sale and Conveyance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JAYHAWK ENERGY, INC.

/s/ Scott Mahoney

______________________________

By:  Scott Mahoney

Title: Interim President/CEO, CFO